Exhibit 5

Gilbert Laustsen Jung Associates Ltd. Petroleum Consultants 4100, 400 — 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855

LETTER OF CONSENT

TO:       Suncor Energy Inc.

              The Securities and Exchange Commission

              The Securities Regulatory Authorities of Each of the Provinces of Canada

Dear Sirs

                                                                                                Re:          Suncor Energy Inc.

We refer to the following reports dated February 20, 2004 (collectively the “Reports”), prepared by Gilbert Laustsen Jung Associates Ltd.:

•          the letter report, as to the synthetic crude oil reserves effective December 31, 2003 associated with the Suncor Energy Inc. oil sands operations located near Fort McMurray, Alberta;

•          the Reserves Assessment and Evaluation of Firebag effective December 31, 2003;

•          the Reserves Assessment and Evaluation of Canadian Oil and Gas Properties of Suncor Energy Inc. Natural Gas effective December 31, 2003;

We hereby consent to the use of our name, reference to and excerpts from the said reports by Suncor Energy Inc. in its Annual Information Form for the 2003 fiscal year (AIF) and its annual report on Form 40-F (Form 40-F), including Exhibit 1, Proved Oil and Gas Reserves Quantities, thereto, and the registration statements of Suncor Energy Inc. on Form F-3 (File No. 333-7450), Form F-10 (File No. 333-14242), Form S-8 (File No. 333-87604), and Form S-8 (File No. 333-112234).

We have read the AIF and the Form 40-F and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from our Reports or that are within our knowledge as a result of the services which we performed in connection with the preparation of the Reports.

                                                                                                                Yours very truly,

                                                                                                                GILBERT LAUSTSEN JUNG

                                                                                                                ASSOCIATES LTD.

                                                                                                                ORIGINALLY SIGNED BY

                                                                                                                Wayne W. Chow, P. Eng.

                                                                                                                Vice-President

Dated:  April 13, 2004

Calgary, Alberta

CANADA